Exhibit 99.1

Omnicom Prices $750 Million Senior Notes Offering

NEW YORK, April 18, 2012 /PRNewswire via COMTEX/ — Omnicom Group Inc. (NYSE: OMC), together with its wholly owned direct finance subsidiaries, Omnicom Capital Inc. and Omnicom Finance Inc., today announced the pricing of their public offering of $750 million aggregate principal amount of 3.625% Senior Notes due 2022 (the “Notes”). The Notes will mature on May 1, 2022. The transaction is expected to close on April 23, 2012. The issuers intend to use the net proceeds from the offering for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of common stock or other capital transactions.

The Notes will bear interest at a rate of 3.625 percent per annum, will be the joint and several unsecured and unsubordinated obligations of Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc., and will rank equal in right of payment to all of their respective existing and future unsecured senior indebtedness.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

The Notes are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission and a preliminary prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the Securities and Exchange Commission. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers for the Notes will be made exclusively by means of a preliminary prospectus supplement and accompanying prospectus. The Notes will not be listed on any securities exchange. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offer and sale of the Notes may be obtained for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you these documents if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Omnicom Group Inc. (NYSE: OMC) is a leading global marketing and corporate communications company. Omnicom's branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.

Forward-Looking Statements

Certain of the statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial position and results of operations, global economic conditions and conditions in the credit markets, losses on media purchases and production costs incurred on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, managing conflicts of interest, the hiring and retention of personnel, maintaining a highly skilled workforce, our ability to attract new clients and retain existing clients, reliance on information technology systems, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward looking statement, except as required by law.

CONTACT:

Randall Weisenburger

Omnicom Group Inc.

+1-212-415-3393